Exhibit 10.16

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SETTLEMENT AGREEMENT
THIS SETTLEMENT AGREEMENT (the “Agreement”) is made and entered into as of the July 1, 2013 by and among Rambus Inc., a Delaware corporation (“Rambus”), on the one hand, and SK hynix Inc., a corporation organized under the laws of Korea (“SK hynix”), SK hynix America Inc., a California corporation (“SK hynix U.S.”), Hynix Semiconductor Manufacturing America Inc., a California corporation, SK hynix U.K. Ltd., a corporation organized under the laws of the United Kingdom, and SK hynix Deutschland, GmbH, a corporation organized under the laws of Germany (collectively, “SK hynix,” with Rambus and SK hynix each being a “Party” and together the “Parties”), on the other hand.
WHEREAS, SK hynix and its Subsidiaries (as defined in Article 1) are and will continue to be engaged in the manufacture, use, sale and/or importation of various products and devices (“SK hynix Products”) which utilize diverse and varied technologies;
WHEREAS, Rambus and/or its Subsidiaries have and will continue to have rights under Rambus Patents (as defined in Article 1) covering diverse and varied technologies;
WHEREAS, the Parties are currently parties to a number of Disputes (as defined in Article 1) relating to the SK hynix Products and the Rambus Patents, including but not limited to disputes as to whether claims of Rambus Patents are infringed by SK hynix Products, and disputes relating to the validity, enforceability and scope of certain Rambus Patents, the Antitrust Litigation, and the Other Actions (as defined in Article 1);
WHEREAS, the Parties acknowledge that the Disputes have been costly, not only in terms of the out-of-pocket costs incurred by each of them, but also in terms of management time and other resources devoted to such efforts;
WHEREAS, the Parties recognize that, without this Agreement, given the diversity of claims of the Rambus Patents, and the breadth of technologies utilized by the SK hynix Products, Rambus could, after the Effective Date (as defined in Article 1), assert that other claims of Rambus Patents are infringed by SK hynix Products, and that such disputes, if they were to occur, would involve similar costs and business disruptions;
WHEREAS, the Parties recognize that litigation of the Disputes, and of other disputes that may arise between them after the Effective Date, is inherently uncertain, and is subject to certain risks, including but not limited to, (a) whether the Rambus Patents, including Patents which are known to SK hynix but which to date have not been asserted against SK hynix, are determined to be valid, enforceable and infringed in various trial and appellate courts, the U.S. Patent and Trademark Office, the European Patent Office, the International Trade Commission proceedings, and in other proceedings, and (b) whether Rambus prevails in various other court or regulatory proceedings, such as the Antitrust Litigation, and that such events are subject to various possible outcomes;

WHEREAS, the Parties desire to eliminate the risks associated with such litigation and to enter into a comprehensive resolution to compromise, settle and release the Disputes, and to compromise, resolve and avoid other disputes that may arise after the Effective Date with respect to the SK hynix Products and the Rambus Patents;
WHEREAS, as part of the comprehensive resolution of other disputes that may arise after the Effective Date with respect to the SK hynix Products and the Rambus Patents, Rambus and its Subsidiaries desire to grant SK hynix and its Subsidiaries a license to certain of the claims of the Rambus Patents from the Effective Date and SK hynix and its Subsidiaries desire to grant Rambus and its Subsidiaries a license to certain of the claims of the SK hynix Patents (as defined in Article 1) from the Effective Date;
WHEREAS, the Parties acknowledge that in resolving the Disputes, and other disputes that may arise after the Effective Date, each of them is giving up the possibility of more favorable outcomes in exchange for the promises and covenants it will receive under this Agreement and the License Agreement (as defined in Article 1), to ensure that they do not ultimately face less favorable outcomes and to avoid the costs, delays and disruptions associated with litigation, and that such promises and covenants represent a package, and are not intended to be severable from each other; in particular, (a) SK hynix is receiving a full and final release of the claims asserted against it in the Disputes, and securing a license to claims of the Rambus Patents, in exchange for making Comprehensive Resolution Payments (as defined in Article 1) and entering into the License Agreement, and (b) Rambus is receiving the Comprehensive Resolution Payments and the benefit of the License Agreement, in exchange for granting the releases and licenses, and entering into the License Agreement;
WHEREAS, the Parties acknowledge that it is therefore essential that their respective obligations under this Agreement and the License Agreement be certain and not subject to collateral attack, or otherwise subject to change or modification except on the terms expressly set forth therein; and
WHEREAS, this Agreement is entered into for the purpose of settlement and compromise only,
NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, Rambus and SK hynix agree as follows:
Article 1
Definitions
In addition to the terms defined in other parts of this Agreement, the following terms used herein with initial capital letters shall have the respective meanings specified in this Article 1.
1.1    Acquired Business. The term “Acquired Business” means a Third Party, the portion of a Third Party, and/or any portion of the assets or business of a Third Party that a Party or its Subsidiaries acquire in an Acquisition.
1.2    Acquisition. The term “Acquisition” means, as to a Party, a transaction or a series of related transactions in which such Party acquires, through merger (including reverse triangular merger), acquisition of stock, acquisition of assets or otherwise,

Control of a Third Party and/or any portion of the assets or business of a Third Party.
1.3    Affiliate. The term “Affiliate” means, for an identified entity, any other entity that (a) is a Subsidiary of such identified entity; or (b) Controls or is under common Control with such identified entity, but only so long as such Control exists.
1.4    Agreement. The term “Agreement” has the meaning set forth in the introductory paragraph.
1.5    Antitrust Litigation. The term “Antitrust Litigation” means the matter entitled Rambus Inc. v. Micron Technology Inc. et al., No. 04-431105 (Supr. Ct. Cal., San Fran. Filed May 5, 2004) and any appeals and remand proceedings therefrom.
1.6    Change of Control. The term “Change of Control” means a transaction or a series of related transactions in which (a) one or more Third Parties who did not previously Control a Party obtain Control of such Party, or (b) the subject Party merges with or transfers substantially all of its assets to a Third Party where the shareholders of the assigning Party, immediately before the transaction or series of related transactions, own less than a fifty percent (50%) interest in the acquiring or surviving entity immediately after the transaction or series of related transactions.
1.7    Comprehensive Resolution Agreements. The term “Comprehensive Resolution Agreements” means this Agreement and the License Agreement.
1.8    Comprehensive Resolution Payments. The term “Comprehensive Resolution Payments” means the License Payments.
1.9    Control. The term “Control” (including “Controlled” and other forms) of an entity means (a) beneficial ownership (whether directly or indirectly through entities or other means) of more than fifty percent (50%) of the outstanding voting securities of that entity or (b) in the case of an entity that has no outstanding voting securities, having the power (whether directly or indirectly through entities or other means) presently to designate more than fifty percent (50%) of the directors of a corporation, or in the case of unincorporated entities, of individuals exercising similar functions. Notwithstanding the foregoing sentence, where SK hynix has fifty percent (50%) of such beneficial ownership or power to designate with respect to any other entity, SK hynix shall be deemed to “Control” such other entity if such other entity is part of the SK Group and such entity is lawfully registered under a corporate name, and lawfully operates and generally and routinely conducts its business under a corporate name, that includes “SK,” provided that, such entity agrees in a writing, delivered to both parties within thirty (30) days of the Effective Date (or if later, within thirty (30) days after formation of such entity), to be bound by all applicable terms and conditions of this Agreement.
1.10    CRI. The term “CRI” means Cryptography Research, Inc., a wholly-owned Subsidiary of Rambus.

1.11    Disputes. The term “Disputes” means the Patent Litigation, the German Patent Litigation, the Antitrust Litigation, the Patent Actions, and the Other Actions, and any and all disputes related thereto.
1.12    Effective Date. The term “Effective Date” means July 1, 2013 except for “Other Actions” the Effective Date shall be June 15, 2013.
1.13    Effective Time Period. The term “Effective Time Period” has the meaning set forth in Section 3.2(b).
1.14    Excluded Entity. The term “Excluded Entity” means Broadcom Corporation, LSI Corporation, MediaTek Inc., Micron Technology, Inc., Micron Semiconductor Products, Inc., Micron Electronics, Inc., Micron Semiconductor (Deutschland) GmbH, Micron Technology Italia Srl, Nanya Technology Corporation, Nanya Technology Corporation U.S.A., NVIDIA Corporation, Samsung Electronics Co., Ltd., Samsung Electronics America, Inc., Samsung Semiconductor, Inc., Samsung Austin Semiconductor, L.P., STMicroelectronics N.V., STMicroelectronics Inc., and any other Third Party (including the Affiliates of such Third Party) that is an adverse party to Rambus or its Subsidiaries in any pending lawsuit, litigation or other similar proceedings.
1.15    German Patent Litigation. The term “German Patent Litigation”means the infringement action based on the German part of EP 1 022 642 filed by Rambus Inc. against SK hynix Deutschland, GmbH at the District Court Mannheim/Germany (Court docket 7 O 279/05) on June 2, 2005.
1.16    License Agreement. The term “License Agreement” has the meaning set forth in Article 3.
1.17    License Payments. The term “License Payments” has the meaning set forth in Section 2.1.
1.18    Licensed Product. The term “Licensed Product” has the meaning set forth in the License Agreement.
1.19    Other Actions. The term “Other Actions” means (a) Case T-148/10, SK hynix v Commission, filed on 25 March 2010, Official Journal of the European Union [2010] C 148/41 and (b) Case T-149/10, SK hynix v Commission, filed on 25 March 2010,  Official Journal of the European Union [2010] C 148/42.
1.20    Party. The terms “Party” and “Parties” have the meanings set forth in the introductory paragraph.
1.21    Patent Actions. The term “Patent Actions” means all United States Patent and Trademark Office, all European Patent Office and all other governmental reexamination proceedings, oppositions, actions or challenges filed, requested or supported by SK hynix with respect to any Rambus Patents, and any appeals thereof, as of the Effective Date, including without limitation the reexaminations and/or oppositions of U.S. Patent, European Patent and or other governmental Patent numbers listed in Schedule 1.

1.22    Patent Litigation. The term “Patent Litigation” means the matters entitled SK hynix Inc. et al v. Rambus Inc., No. CV 00-20905 (N.D.Cal. Filed Aug. 29, 2000) and Rambus Inc. v. SK hynix Inc., et al., No. C-05-00334 (N.D. Cal. Filed Jan. 25, 2005).
1.23    Patents. The term “Patents” means patents, including re-examinations and reissues thereof, and utility models and applications therefor, including, without limitation, all continuations, continuations-in-part and divisionals thereof, in all countries of the world that now or hereafter are (a) owned or controlled by the applicable Party hereto and/or one or more of its Subsidiaries and/or (b) otherwise licensable by the applicable Party hereto and its Subsidiaries, in each case of (a) and (b) where such Party and/or one or more of its Subsidiaries have the right to grant the licenses, sublicenses or other rights and covenants of the scope granted in the License Agreement.
1.24    Rambus. The term “Rambus” has the meaning set forth in the introductory paragraph.
1.25    Rambus Patents. The term “Rambus Patents” means Patents owned or controlled or otherwise licenseable, in each case in accordance with Section 1.23 above, by Rambus or any of its Subsidiaries in each case other than those Patents of CRI that have effective filing dates that are earlier than June 6, 2011 (the effective date of Rambus’ acquisition of CRI).
1.26    SK hynix. The term “SK hynix” has the meaning set forth in the introductory paragraph.
1.27    SK hynix Patents. The term “SK hynix Patents” means Patents owned or controlled or otherwise licenseable, in each case in accordance with Section 1.23 above, by SK hynix or any of its Subsidiaries.
1.28    SK hynix U.S. The term “SK hynix U.S.” has the meaning set forth in the introductory paragraph.
1.29    Subsidiary. The term “Subsidiary” means, with respect to any identified entity (“Identified Entity”), any entity Controlled by such Identified Entity, but only so long as such Control exists.
1.30    Third Party. The term “Third Party” means (a) with respect to Rambus or any Subsidiary of Rambus, any entity that is not a Subsidiary of Rambus and (b) with respect to SK hynix or any Subsidiary of SK hynix, any entity that is not a Subsidiary of SK hynix.
Article 2
Comprehensive Resolution Payments
2.1    License Payments. As described more fully in the License Agreement and as an integral part of the overall consideration received by Rambus in respect of its releases and covenants not to sue under Article 4, and its other obligations under the Comprehensive Resolution Agreements, over the next five (5) years SK hynix will pay Rambus aggregate license fees of Two Hundred Forty Million dollars (US $240,000,000.00), subject to certain adjustments and conditions as described in the License Agreement (the “License Payments”). In the event that SK hynix fails to pay any License Payment (and fails to cure such failure within the time period provided for in Section 6.2 of the License Agreement), Rambus shall have the option, at its sole discretion, to either:
(a)    exercise its option to terminate the License Agreement in accordance with Section 6.2 therein; or,
(b)    upon providing written notice to SK hynix, exercise its option to have SK hynix pay to Rambus, within one-hundred and eighty (180) days of the date of such notice, one-hundred and ten percent (110%) of the Remaining Balance (where the term “Remaining Balance” means the total amounts other than Quarterly Acquisition Adjustment Payments remaining unpaid, if any, under the License Agreement or the Substitute Agreement (as such term is defined in the License Agreement)) as part of the overall consideration received by Rambus under the Comprehensive Resolution Agreements, in order for Rambus to receive the full amount of the overall consideration intended to be received in respect of its releases, covenants not to sue, and other obligations under the Comprehensive Resolution Agreements, in which case (i.e., Rambus’ exercise of the option set forth in this subsection (b)):
(i)    SK hynix will continue to be obligated, to pay any amounts that become due under Section 3.3 of the License Agreement prior to the Expiration Date of the License Agreement until terminated;
(ii)    Rambus and SK hynix agree that it would be impractical and extremely difficult to fix the damages which Rambus may suffer if SK hynix fails to make the License Payments; and,
(iii)    that such amount is a reasonable estimate under the circumstances existing as of the date hereof of the total net detriment Rambus would suffer in the event SK hynix fails to make such payments. Rambus will apply such amounts to any subsequent License Payments due under the License Agreement.
2.2    No Refunds. Once made, any Comprehensive Resolution Payment shall not be refunded or refundable to SK hynix for any reason except as may be required pursuant to Section 8 of the License Agreement. Notwithstanding the foregoing, in case of clerical error with respect to any payment made under the License Agreement, the Parties agree to remedy any such error through proper payment adjustments.
2.3    Currency. All Comprehensive Resolution Payments shall be made in United States dollars.
2.4    Wire Instructions. All Comprehensive Resolution Payments shall be made in accordance with the terms of the License Agreement.

2.5    Taxes. If the Korean government imposes any withholding tax on any Comprehensive Resolution Payments, such tax shall be borne by Rambus. SK hynix agrees, at its reasonable discretion, to assist Rambus in its efforts to minimize Rambus’ tax liability. SK hynix shall withhold the amount of any such taxes levied on such payments to Rambus imposed by the Korean government, shall effect payment of the taxes so withheld to the Korean tax office when due, and SK hynix shall send to Rambus the official certificate of such payment in a form reasonably sufficient to enable Rambus to support a claim for a foreign tax credit with respect to any such taxes so withheld.
Article 3
License Agreement
Concurrent with the execution and delivery of this Agreement, and as an integral part of the overall consideration received by the Parties in respect of their respective releases, covenants not to sue, and other obligations under this Agreement, Rambus and SK hynix shall enter into the License Agreement in the form attached hereto as Exhibit A (the “License Agreement”).
3.1    The Parties acknowledge that the licenses granted under the License Agreement are in respect of claims under multiple Rambus Patents and multiple SK hynix Patents, respectively, so that the Parties’ rights and obligations under the License Agreement are not dependent upon the validity or enforceability of specific Rambus Patents or specific SK hynix Patents, or upon any specific use of such patents permitted under the License Agreement. Specifically, SK hynix acknowledges that the License Agreement covers a broad array of Rambus Patent claims, and agrees to make the full amount of the Comprehensive Resolution Payments regardless of whether any of the Rambus Patents is determined not to be infringed by any particular Licensed Product or whether any court, United States, European, or other patent office, or United States, European, or other governmental agency determines any Rambus Patent to be invalid or unenforceable in any reexamination, action or other proceeding.
3.2    Each Party acknowledges that its assessment of the value of the Disputes and the License Agreement may depend on certain events that may occur, or that may not occur, after the Effective Date, that it is aware of and has evaluated and considered the uncertainties associated with such events, and that it has agreed to the amount of the Comprehensive Resolution Payments to eliminate such uncertainties so that, for example, SK hynix will be protected from the consequences of Rambus prevailing on infringement and other claims in other proceedings, including the Antitrust Litigation, and Rambus will be protected from the consequences of certain of the Rambus Patents being held to be invalid, unenforceable, and/or not infringed in other proceedings. It is therefore essential that the Parties’ obligations under the License Agreement, including but not limited to the amount of the License Payments, be certain and not subject to collateral attack. Accordingly:
(a)    SK hynix covenants not to seek, whether through litigation or otherwise, to adjust the amount of the License Payments, or to avoid, defer or modify its obligations under the License Agreement, provided that the foregoing shall not prevent SK hynix from seeking enforcement of the terms and conditions of the License Agreement or taking any action expressly contemplated in the License Agreement.
(b)    SK hynix and its Subsidiaries acknowledge and agree that, for all acts or omissions that occur during the time period up to and including the [***] anniversary of the Effective Date (the “Effective Time Period”), Rambus or its Subsidiaries have patent claims that are valid, enforceable and infringed by a substantial portion of the Licensed Products. After the Effective Time Period, Rambus and its Subsidiaries covenant not to rely on such acknowledgement or agreement in any manner against SK hynix or its Subsidiaries or their past, present or future distributors or customers in negotiations, and further covenant that no evidence of such acknowledgement or agreement may be introduced in any negotiation by or on behalf of Rambus or its Subsidiaries against SK hynix or its Subsidiaries or their past, present or future distributors or customers. Rambus and its Subsidiaries further covenant, with respect to any acts or omissions occurring after the Effective Time Period, not to rely on such acknowledgement or agreement in any manner against SK hynix or its Subsidiaries or their past, present or future distributors or customers before any court, government agencies, other regulatory body or arbitrator, and further covenant that no evidence of such acknowledgement or agreement may be introduced in any motion, hearing, trial or other proceeding by or on behalf of Rambus or its Subsidiaries against SK hynix or its Subsidiaries or their past, present or future distributors or customers.
Article 4
Releases
4.1    Release by Rambus.
(a)    Rambus, on behalf of itself and its Subsidiaries, hereby irrevocably releases, acquits, and forever discharges SK hynix, its Subsidiaries, its and their respective former or current directors, officers, employees, and attorneys from any claims, counterclaims, defenses, demands, damages, debts, liabilities, accounts, actions and causes of action of any kind that were alleged or that could have been alleged by Rambus in any Dispute.
(b)    To the extent not covered in the preceding paragraph, Rambus, on behalf of itself and its Subsidiaries, hereby further irrevocably releases, acquits, and forever discharges SK hynix, its Subsidiaries, and its and their respective former or current directors, officers, employees, and attorneys from any claims, counterclaims, defenses, demands, damages, debts, liabilities, accounts, actions and causes of action of any kind for infringement of the Rambus Patents arising from the manufacture, use, importation, exportation, sale and offer for sale of any products up until the Effective Date, but only to the extent that such activities would have been (i) licensed under the License

Agreement if such License Agreement had been in existence at the time of such activity and/or (ii) subject to the covenants set forth in Sections 2.4 and/or 2.5 of the License Agreement if such License Agreement had been in existence at the time of such activity.
4.2    Release by SK hynix.
(a)    SK hynix, on behalf of itself and its Subsidiaries, hereby irrevocably releases, acquits and forever discharges Rambus, its Subsidiaries, and its and their respective former or current directors, officers, employees, and attorneys from any claims, counterclaims, defenses, demands, damages, debts, liabilities, accounts, actions and causes of action of any kind that were alleged or that could have been alleged by SK hynix in any Dispute.
(b)    To the extent not covered in the preceding paragraph, SK hynix, on behalf of itself and its Subsidiaries, hereby further irrevocably releases, acquits, and forever discharges Rambus, its Subsidiaries, and its and their respective former or current directors, officers, employees, and attorneys from any claims, counterclaims, defenses, demands, damages, debts, liabilities, accounts, actions and causes of action of any kind for infringement of any SK hynix Patents arising from the manufacture, use, importation, exportation, sale and offer for sale of any products up until the Effective Date, but only to the extent that such activities would have been licensed under the License Agreement if such License Agreement had been in existence at the time of such activity.
4.3    Additional Releases.
(a)    SK hynix, on behalf of itself and its Subsidiaries, hereby irrevocably releases, acquits and forever discharges Rambus and its Subsidiaries from any defenses, claims, counterclaims, demands, damages, debts, liabilities, accounts, actions and causes of action of any kind and nature that SK hynix or its Subsidiaries might raise or assert in an effort to avoid, defer or modify its obligations under the Comprehensive Resolution Agreements, including but not limited to its obligation to make the License Payments, except as expressly permitted under the License Agreement, including for instance and by way of example, claims or defenses based on the allegation, or on the finding, determination or judgment in any reexamination, action or other proceeding, or any appeal thereof, that one or more of the patent claims licensed under the License Agreement is invalid, unenforceable or not infringed, that the License Agreement is not enforceable or should be rescinded or revised, or that Rambus has committed any type of patent misuse.
(b)    Rambus, on behalf of itself and its Subsidiaries, hereby irrevocably releases, acquits and forever discharges SK hynix and its Subsidiaries from any defenses, claims, counterclaims, demands, damages, debts, liabilities, accounts, actions and causes of action of any kind and nature that Rambus or its Subsidiaries might or could raise or assert to avoid, defer or modify its obligations under the [***] Release attached as Exhibit C hereto, that any provision of the [***] Release is invalid or unenforceable, or that [***] Release should be rescinded or revised. Rambus agrees that it will never, under any circumstances, bring any lawsuit, action or claim of any nature against SK hynix relating to the [***] Release.
4.4    Releases Shall Remain Effective. Each of Rambus and SK hynix acknowledges that, after entering into this Agreement, they may discover facts different from, or in addition to, those they now believe to be true with respect to the conduct of the other Party. Each of Rambus and SK hynix intends that the releases and discharges set forth in this Article 4 and the [***] Release (attached hereto as Exhibit C hereto) shall be, and shall remain, in effect in all respects as written, notwithstanding the discovery of any different or additional facts.
4.5    Waiver of California Civil Code § 1542. In connection with the releases and discharges described in this Article 4, each of Rambus and SK hynix acknowledges that it is aware of the provisions of section 1542 of the Civil Code of the State of California, and hereby expressly waives and relinquishes all rights and benefits that it has or may have had under that section (or any equivalent law or rule of any other jurisdiction), which reads as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
4.6    Covenants Not to Sue.
(a)    Rambus, on behalf of itself and its Subsidiaries, hereby covenants not to assert any claims of infringement of the Rambus Patents against SK hynix’s distributors and customers and SK hynix’s Subsidiaries’ distributors and customers solely arising from the use, importation, sale and offer for sale of any products up until the Effective Date to the extent that such distributors or customers would not have been liable for such use, importation, exportation, sale and offer for sale of such products had the License Agreement been in existence at the time of such infringing activity.
(b)    SK hynix, on behalf of itself and its Subsidiaries, hereby covenants not to assert any claims of infringement of the SK hynix Patents against Rambus’ distributors and customers and Rambus’ Subsidiaries’ distributors and customers solely arising from the use, importation, exportation, sale or offer for sale of any products up until the Effective Date to the extent that such distributors or customers would not have been liable for such use, importation, exportation, sale and offer for sale of such products had the License Agreement been in existence at the time of such infringing activity.

4.7    Certain Exclusions. For the avoidance of doubt:
(a)    The releases and covenants not to sue contained in this Article 4 (other than the releases set forth in Section 4.3) shall apply solely to (i) the activities occurring prior to the Effective Date of each of the Parties, and (ii) the activities occurring prior to the Effective Date of each of the Parties’ respective Subsidiaries existing on or prior to the Effective Date. In no event shall the releases and covenants not to sue contained in this Article 4 apply to the activities, whether occurring prior to or after the Effective Date, of (1) any Third Party with or into which a Party merges or combines, whether or not such Party remains the surviving entity, or (2) any Acquired Business, in each case, after the Effective Date.
(b)    Other than as set forth in the [***] Release, the releases and covenants not to sue contained in this Article 4 are not intended to and do not extend to any defendant in either the Patent Litigation or the Antitrust Litigation (or any of their Subsidiaries), unless that defendant is explicitly named as a Party to this Agreement, or to any Excluded Entity.
4.8    Dismissals and Other Provisions Terminating the Disputes.
(a)    On the Effective Date, SK hynix and Rambus, through their respective counsel, shall execute or cause to be executed stipulations for dismissal dismissing with prejudice all of the claims, counterclaims, cross-claims and cross-complaints asserted against one another (but only as to one another and not to the extent asserted against other defendants) in the Patent Litigation and the Antitrust Litigation in the forms attached hereto as Exhibits B-1 through B-3 and within five days, SK hynix and Rambus, through their respective counsel, shall cause such stipulations for dismissal to be entered.
(b)    Both Parties shall, within ten (10) business days following the Effective Date, withdraw or discontinue any formal or informal complaints, requests, petitions, actions, or other proceedings they may have pending against the other Party or its Subsidiaries before any regulatory body anywhere in the world related to the claims, counterclaims, demands, damages, debts, liabilities, accounts, actions and causes of action released by this Agreement or that relate in any way to the Rambus Patents or the SK hynix Patents. For the avoidance of doubt, this provision (i) requires Rambus to withdraw and discontinue the German Patent Litigation, (ii) requires SK hynix to withdraw and discontinue the Other Actions, and (iii) does not require Rambus to withdraw any complaint or other proceeding as against parties other than SK hynix or its Subsidiaries, including but not limited to the Antitrust Litigation.
(c)    Within ten (10) business days following the Effective Date, SK hynix shall, to the full extent permitted by applicable law, withdraw, cease to prosecute or pursue and notify the U.S. Patent and Trademark Office, the European Patent Office, and/or other governmental agency, that it no longer intends to participate in, the Patent Actions.

4.9    Costs and Attorneys’ Fees. For all cases, including but not limited to the Patent Litigation, German Patent Litigation, the Antitrust Litigation and the Other Actions, the Parties agree that each will pay its own costs and attorneys’ fees and that neither will file requests for, or otherwise seek to recover, its costs or fees.
4.10    No Admission. Nothing contained in any of the Comprehensive Resolution Agreements, or done or omitted in connection with any of the Comprehensive Resolution Agreements, is intended as, or shall be construed as, an admission by any Party of any fault, liability or wrongdoing.
4.11    No Further Actions. As part of the settlement of claims and releases contemplated by this Agreement, prior to the Expiration Date set forth in the License Agreement, and in each case unless and to the extent required by subpoena or judicial or regulatory agency order or rule:
(a)    SK hynix covenants, except to the extent that it is compelled to do otherwise by court order or summons, not to bring, or aid, assist or participate in, any action challenging or contesting the assertion, enforcement, validity or enforceability of, or any use or infringement by any Third Party of, the Rambus Patents, including but not limited to filing, requesting, participating or assisting in any of the Patent Actions, provided that, notwithstanding the foregoing, SK hynix may assist (e.g., provide prior art and/or non-infringement analyses to) each Third Party to whom SK hynix has Sold a Licensed Product, during the term of the license associated with such Licensed Product as set forth in the License Agreement, in its defense of any claim of a Rambus Patent asserted against such Third Party by Rambus to the extent that SK hynix is obligated to provide such Third Party with such assistance pursuant to an indemnification provision; and
(b)    Each Party covenants not to (i) file or bring a complaint against, or formally or informally request or urge investigation of, the other Party or any of its Subsidiaries before any regulatory body, or (ii) support, cooperate with or otherwise assist any entity in any dispute against the other Party or its Subsidiaries, or any regulatory body in any proceeding involving the other Party or its Subsidiaries, in each case in any matter related to the claims, counterclaims, defenses, demands, damages, debts, liabilities, accounts, actions and causes of action released by this Agreement, including but not limited to filing, requesting, participating or assisting in any United States, European, or other patent office reexamination proceedings, actions, challenges, oppositions or interferences with respect to Patents of the other Party or its Subsidiaries, and filing amicus curiae briefs in the Patent Litigation, the Antitrust Litigation, the Other Actions or any other Dispute.

Article 5
Warranties
Each Party represents, warrants and covenants, on behalf of itself and its Subsidiaries, to the other Party during the term of this Agreement:
5.1    Due Incorporation. Such Party is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation with the requisite corporate authority to own and use its properties and assets and to carry on its business as currently conducted.
5.2    Due Authorization; Enforceability. Such Party has the requisite corporate or other authority to enter into, and to grant the releases and discharges, make the covenants, and consummate the transactions contemplated by this Agreement, on behalf of itself and its Subsidiaries, and otherwise to carry out its and its Subsidiaries’ obligations hereunder. The execution, delivery and performance of this Agreement by such Party and its Subsidiaries have been duly authorized by all necessary action of such Party and its Subsidiaries, and no other act or proceeding on the part of or on behalf of such Party and its Subsidiaries is necessary to approve the execution and delivery of this Agreement, the performance by such Party and its Subsidiaries of their obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles or by limitations on indemnification pursuant to public policy.
5.3    No Conflicts; No Consents. The execution, delivery, and performance of this Agreement by such Party and its Subsidiaries, including but not limited to the granting of the releases and discharges contemplated hereby, will not infringe any law, regulation, judgment or order applicable to such Party and its Subsidiaries and are not and will not be contrary to the provisions of the constitutional documents of such Party and its Subsidiaries and will not (with or without notice, lapse of time or both) result in any breach of the terms of, or constitute a default under, any instrument or agreement to which such Party and its Subsidiaries is a party or by which it or its property is bound. All consents and approvals of any court, government agencies or other regulatory body required by such Party and its Subsidiaries for the execution, delivery and performance of the terms of this Agreement have been obtained and are in full force and effect.
5.4    No Assignment of Claims. Each Party represents and warrants that it has not assigned, transferred or granted to any Third Party any rights or interests with respect to any claim or cause of action, or any right(s) underlying any claim or cause of action, it had, has, or may have against the other Party or its Subsidiaries as of, or prior to, the Effective Date of this Agreement.

Article 6
Notices and other Communications
6.1    All notices or other communication required or permitted hereunder shall be in writing and shall be (a) mailed by first class air mail (registered or certified if available), postage prepaid, or otherwise delivered by hand, by messenger, addressed to the addresses set forth below, or (b) delivered by facsimile to the facsimile number set forth below. Each Party may change its address or facsimile number for notices by providing a notice to the other Party in the manner set forth herein. Such notices shall be deemed to have been effective when delivered or, if delivery is not accomplished by reason of some fault or refusal of the addressee, when tendered (which tender, in the case of mail, shall be deemed to have occurred upon posting, and in the case of facsimile, shall be deemed to have occurred upon transmission). All notices shall be in English.
If to SK hynix:
SK hynix Inc.
Kyunghyun Min
Vice President, Head of IP Group
10F, Daechi Tower, 424, Teheran-ro, Gangnam-gu
Seoul, 135-738, Korea
Fax: 82)-31-645-8171
If to Rambus:
Rambus Inc.
Jae Kim
General Counsel
1050 Enterprise Way, Suite 700
Sunnyvale, CA 94089
(with a copy, which shall not constitute notice, to the following:)
Satish Rishi
Chief Financial Officer
Rambus Inc.
1050 Enterprise Way, Suite 700
Sunnyvale, CA 94089
Telephone: +1-408-462-8000
Facsimile: +1-408-462-8001
Article 7
Successors and Assigns
7.1    Subject to the limitation in Sections 4.7 and 9.5, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs,

successors and assigns, and upon any corporation, limited liability partnership, limited liability company, or other entity into or with which any Party hereto may merge, combine or consolidate. For the avoidance of doubt, this provision does not govern the rights or obligations of successors or assigns of the Parties under the License Agreement. The releases, dismissals and covenants granted by each Party and its Subsidiaries under this Agreement (but not any benefits received by such Party or its Subsidiaries under this Agreement) shall run with (a) in the case of SK hynix, the SK hynix Patents or (b) in the case of Rambus, the Rambus Patents, and remain in full force and effect regardless of any subsequent assignment, sale or other transfer of any such SK hynix Patents or Rambus Patents or any rights or interests therein. Any such assignment, sale, or transfer of rights in contravention of the foregoing shall be null and void ab initio and of no force or effect.
Article 8
Dispute Resolution
8.1    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice-of-law or conflict-of-law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.
8.2    English Language. This Agreement is executed in the English language and no translation shall have any legal effect.
8.3    Jurisdiction and Venue. Any legal action, suit or proceeding arising under, or relating to, this Agreement, shall be brought in the United States District Court for the Northern District of California or, if such court shall decline to accept jurisdiction over a particular matter, in the Santa Clara County Superior Court, and each Party agrees that any such action, suit or proceeding may be brought only in such courts. Each Party further waives any objection to the laying of jurisdiction and venue for any such suit, action or proceeding in such courts.
Article 9
Miscellaneous
9.1    Entire Agreement. This Agreement and the License Agreement, and all Exhibits thereto, constitute the entire agreement between the Parties regarding the subject matter hereof, and supersede any and all prior negotiations, representations, warranties, undertakings or agreements, written or oral, between the Parties regarding such subject matter.
9.2    Relationship of the Parties. Nothing contained in this Agreement or the License Agreement shall be construed as creating any association, partnership, joint venture or the relation of principal and agent between Rambus and SK hynix. Each Party is acting as an independent contractor, and no Party shall have the authority to bind any other Party or its representatives in any way.

9.3    Headings and Recitals. The headings of the several articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The recitals to this Agreement are intended to be a part of and affect the meaning and interpretation of this Agreement.
9.4    Amendment. This Agreement may not be modified or amended except in a writing executed by authorized representatives of each of the Parties.
9.5    No Assignment. This Agreement is personal to the Parties, and the Agreement and/or any right or obligation hereunder is not assignable, whether in conjunction with a change in ownership, merger, acquisition, the sale or transfer of all, or substantially all or any part of either Party’s or any of their respective Subsidiaries’ business or assets or otherwise, voluntarily, by operation of law, reverse triangular merger or otherwise, without the prior written consent of the other Party, which consent may be withheld at the sole discretion of such other Party. Each Party understands that, as a condition to such consent, the other Party may require it to convey, assign or otherwise transfer its rights and obligations under the other Comprehensive Resolution Agreements to the entity assuming such Party’s rights and obligations under this Agreement. Any such purported or attempted assignment or transfer in violation of the foregoing shall be deemed a breach of this Agreement and shall be null and void. A Change of Control of either Party shall be deemed an assignment, provided that Articles 2, 4, 8, and 9 shall survive any termination of this Agreement arising from such assignment. Notwithstanding the foregoing, either Party shall be entitled to, and each Party hereby agrees to, assign this Agreement to a successor to all or substantially all of a Party’s assets in a transaction entered into solely to change a Party’s place of incorporation.
9.6    Interpretation. Each Party confirms that it and its respective counsel have reviewed, negotiated and adopted this Agreement as the agreement and understanding of the Parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent. Neither Party shall be considered to be the drafter of this Agreement or any of its provisions for the purpose of any statute, case law, or rule of interpretation or construction that would, or might cause, any provision to be construed against such Party.
9.7    Authority. Each Party represents that it is fully authorized to enter into the terms and conditions of, and to execute, this Agreement.
9.8    No Third Party Beneficiaries. Unless otherwise expressly stated herein or as set forth in the [***] Release, nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties hereto or their respective permitted assignees, successors in interest, and Subsidiaries any rights or remedies under or by reason of this Agreement. The former and current directors, officers, employees, and attorneys of the Parties and their Subsidiaries are intended beneficiaries of Sections 4.1, 4.2, 4.3, 4.4, and 4.5.

9.9    Severability. If any provision of any Comprehensive Resolution Agreement is held to be invalid or unenforceable, the meaning of such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to effectuate the intent and purpose of the Parties with respect to such invalid or unenforceable provision, and if no feasible interpretation shall save such provision, (a) a suitable and equitable provision shall be substituted therefor in order to effectuate, so far as may be valid and enforceable, the intent and purpose of the Parties with respect to such invalid or unenforceable provision, and (b) the remainder of such Comprehensive Resolution Agreement shall remain in full force and effect.
9.10    No Waiver. The failure of either Party to enforce, at any time, any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions, and shall not be deemed in any way to affect the validity of this Agreement or any part thereof, or the right of either Party to later enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.
9.11    Counterparts; Facsimile Transmission. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement. Each Party may rely on facsimile or .pdf signature pages as if such facsimile or .pdf pages were originals.
9.12    Further Actions. Each of the Parties hereto agrees to take and cause its Subsidiaries to take any and all actions reasonably necessary in order to effectuate the intent, and to carry out the provisions, of this Agreement.
9.13    Public Disclosures and Confidentiality. The Parties shall issue a press release with respect to the Comprehensive Resolution Agreement in a mutually acceptable form. Each Party agrees that, after the issuance of such press release, each Party shall be entitled to disclose the general nature of this Agreement, but that the terms and conditions of this Agreement, to the extent not already disclosed pursuant to such press release, shall be treated as confidential information and that neither Party will disclose such terms or conditions to any Third Party without the prior written consent of the other Party, provided, however, that each Party may disclose the terms and conditions of this Agreement:
(a)    as required by any court or other governmental body;
(b)    as otherwise required by law;
(c)    as otherwise may be required by applicable securities and other law and regulation, including to legal and financial advisors in their capacity of advising a Party in such matters, so long as the disclosing Party shall seek confidential treatment of such terms and conditions to the extent reasonably possible;
(d)    to legal counsel, accountants, and other professional advisors of the Parties;
(e)    in confidence, to banks, investors, and other financing sources and their advisors, and to SK Telecom (provided that at the time of any such disclosure to SK Telecom, SK Telecom owns at least twenty (20) percent of the outstanding voting securities of SK hynix);
(f)    in connection with the enforcement of this Agreement or rights under this Agreement;
(g)    during the course of litigation so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties and so long as (i) the restrictions are embodied in a court-entered protective order limiting disclosure to outside counsel and (ii) the disclosing Party informs the other Party in writing at least ten (10) business days in advance of the disclosure and discusses the nature and contents of the disclosure, in good faith, with the other Party (for purposes of this provision, the Protective Order entered in the Antitrust Litigation is acceptable, as long as the disclosure is designated as both “Highly Confidential-BP and Highly Confidential-IP”);
(h)    in confidence, in connection with an actual or prospective merger or acquisition or similar transaction.
(i)    in confidence, to the outside legal counsel of Elpida Memory, Inc. (“Elpida”) in connection with a Rambus’s obligation(s), if any, under any most favored nation, or similar clause, whereby Rambus is contractually obligated to disclose and offer terms given to Elpida.
In addition, upon execution of this Agreement, or thereafter, Rambus, in its discretion, shall be entitled to file a copy of this Agreement with the U.S. Securities and Exchange Commission, so long as Rambus seeks confidential treatment of such agreement to the extent reasonably possible.

IN WITNESS WHEREOF, this Agreement has been duly and executed and delivered by the duly authorized officers of the Parties hereto as of the date first written above.

RAMBUS INC.

By:    /s/ Kevin Donnelly

Name: Kevin Donnelly

SK HYNIX INC.

By:    /s/ Kyunghyun Min

Name: Kyunghyun Min

SCHEDULE 1

PATENT ACTIONS

EP 1 997 111 B1 (Application No. 07 758 147.8); Appeal Number: T0945/12-3.5.04

EP 1 653 374 B1 (Application No. 05 022 021.9); Appeal Number: T0731/12-3.5.06

EP 2 192 494 B1 (Application No. 10 150 033.8)

EP 1 981 033 B1 (Application No. 08 153 150.1)

Farmwald/Horowitz

EP 0 994 420 B1 (Application No. 99 118 308.8); Appeal Number : T 1643/10-3.5.06

EP 1 022 641 B1 (Application No. 00 100 018.1); Appeal Number: T 1643/10-3.5.06

EP 1 022 642 B1 (Application No. 00 108 822.8); Appeal Number: T 1345/11-3.5.06

EP 1 197 830 B1 (Application No. 02 000 378.6); Appeal Number: T 0724/10-3.5.06

EP 1 640 847 B1 (Application No. 05 026 720.2); Appeal Number: T2347/11-3.5.06

EP 1 816 569 B1 (Application No. 06 125 946.1)

EXHIBIT A

LICENSE AGREEMENT

Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed on July 29, 2013.

EXHIBIT B

FORMS OF DISMISSAL

EXHIBIT B1

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA, SAN JOSE DIVISION

SK HYNIX INC., et al.,	CASE NO. CV 00-20905 RMW

Plaintiffs,	STIPULATION AND [PROPOSED] ORDER OF DISMISSAL

vs.

RAMBUS INC.,

Defendant.

Rambus Inc. (“Rambus”) and SK hynix Inc. (f/k/a/ Hynix Semiconductor Inc.), SK hynix America Inc. (f/k/a/ Hynix Semiconductor America Inc.), SK hynix U.K. Limited (f/k/a Hynix Semiconductor U.K. Ltd.), and SK hynix Deutschland GmbH (f/k/a/ Hynix Semiconductor Deutschland GmbH) (collectively, “SK hynix”) have settled the disputes between them raised in the above-captioned action on mutually-agreeable terms.

The parties stipulate, in accordance with Federal Rule of Civil Procedure 41, as follows:

1.  Rambus hereby dismisses all claims and/or counterclaims brought against SK hynix in this action with prejudice;

2.  SK hynix hereby dismisses all claims and/or counterclaims brought against Rambus in this action with prejudice; and

3.  Each party shall bear its own attorneys’ fees and costs.

IT IS SO STIPULATED.

Dated: June 11, 2013		MUNGER, TOLLES & OLSON LLP
SIDLEY AUSTIN LLP

	By:	/s/
GREGORY P. STONE (SBN 078329)
Email: gregory.stone@mto.com
MUNGER, TOLLES & OLSON LLP
355 South Grand Avenue, 35th Floor
Los Angeles, CA 90071
Telephone: (213) 683-9100
Facsimile: (213) 687-3702

Attorneys for RAMBUS INC.

Dated: June 11, 2013		O’MELVENY & MYERS LLP
KILPATRICK TOWNSEND & STOCKTON LLP

	By:	/s/
KENNETH L. NISSLY (SBN 77589)
Email: knissly@omm.com
O’MELVENY & MYERS LLP
2765 Sand Hill Road
Menlo Park, California 94025
Telephone: (650) 473-2600
Facsimile: (650) 473-2601

Attorneys for SK HYNIX INC., SK HYNIX AMERICA INC., SK HYNIX U.K. LIMITED, and SK HYNIX DEUTSCHLAND GMBH

ORDER

IT IS SO ORDERED.

Dated: June , 2013
Hon. Ronald M. Whyte
United States District Judge

EXHIBIT B2

(All parties and counsel listed on Signature Page)

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA, SAN JOSE DIVISION

RAMBUS INC.,	CASE NO. CV 05-00334 RMW

Plaintiff,	STIPULATION AND [PROPOSED] ORDER OF DISMISSAL AS TO SK HYNIX
vs.

HYNIX SEMICONDUCTOR INC., et al.,

Defendants.

Rambus Inc. (“Rambus”) and SK hynix Inc. (f/k/a/ Hynix Semiconductor Inc.), SK hynix America Inc. (f/k/a/ Hynix Semiconductor America Inc.), Hynix Semiconductor Manufacturing America Inc., SK hynix U.K. Limited (f/k/a/ Hynix Semiconductor U.K. Ltd.), and SK hynix Deutschland GmbH (f/k/a/ Hynix Semiconductor Deutschland GmbH) (collectively, “SK hynix”) have settled the disputes between them raised in the above-captioned action on mutually-agreeable terms.

The parties stipulate, in accordance with Federal Rule of Civil Procedure 41, as follows:

1.  Rambus hereby dismisses all claims and/or counterclaims brought against SK hynix in this action with prejudice;

2.  SK hynix hereby dismisses all claims and/or counterclaims brought against Rambus in this action with prejudice; and

3.  Each party shall bear its own attorneys’ fees and costs.

IT IS SO STIPULATED.

Dated: June 11, 2013		MUNGER, TOLLES & OLSON LLP
SIDLEY AUSTIN LLP

	By:	/s/
GREGORY P. STONE (SBN 078329)
Email: gregory.stone@mto.com
MUNGER, TOLLES & OLSON LLP
355 South Grand Avenue, 35th Floor
Los Angeles, CA 90071
Telephone: (213) 683-9100
Facsimile: (213) 687-3702

Attorneys for RAMBUS INC.

Dated: June 11, 2013		O’MELVENY & MYERS LLP
KILPATRICK TOWNSEND & STOCKTON LLP

	By:	/s/
KENNETH L. NISSLY (SBN 77589)
Email: knissly@omm.com
O’MELVENY & MYERS LLP
2765 Sand Hill Road
Menlo Park, California 94025
Telephone: (650) 473-2600
Facsimile: (650) 473-2601

Attorneys for SK HYNIX INC., SK HYNIX AMERICA INC., HYNIX SEMICONDUCTOR MANUFACTURING AMERICA INC., SK HYNIX U.K. LIMITED, and SK HYNIX DEUTSCHLAND GMBH

ORDER

IT IS SO ORDERED.

Dated: June , 2013
Hon. Ronald M. Whyte
United States District Judge

Filer’s Attestation:

I, Gregory P. Stone, am the ECF User whose identification and password are being used to file this STIPULATION AND [PROPOSED] ORDER OF DISMISSAL.  In compliance with Local Rule 5-1(i), I hereby attest that Kenneth L. Nissly concurs in this filing.

By:	/s/
GREGORY P. STONE (SBN 078329)

EXHIBIT B3

Case No. A135150

IN THE COURT OF APPEAL OF THE STATE OF CALIFORNIA

FIRST APPELLATE DISTRICT, DIVISION TWO
 ___________________________

RAMBUS INC.,

Plaintiff and Appellant,

vs.

MICRON TECHNOLOGY, INC., et al.,

Defendants and Respondents.
 ___________________________

Appeal from the Superior Court of the County of San Francisco
Case No. CGC-04-431105
The Honorable James J. McBride
The Honorable Richard A. Kramer

STIPULATION FOR DISMISSAL OF APPEAL AS TO RESPONDENTS HYNIX SEMICONDUCTOR INC. AND HYNIX SEMICONDUCTOR AMERICA INC.
 ___________________________

MUNGER, TOLLES & OLSON LLP
Steven M. Perry (SBN 106154)
Bart H. Williams (SBN 134009)
Sean Eskovitz (SBN 241877)
Fred A. Rowley, Jr. (SBN 192298)
355 South Grand Avenue, 35th Floor
Los Angeles, CA  90071-1560
Telephone: 213-683-9100
Facsimile: 213-687-3702

Attorneys for Plaintiff and Appellant
RAMBUS INC.

STIPULATION FOR DISMISSAL OF APPEAL AS TO RESPONDENTS HYNIX SEMICONDUCTOR INC. AND HYNIX SEMICONDUCTOR AMERICA INC.

WHEREAS, on April 2, 2012, Plaintiff-Appellant Rambus Inc. (“Rambus”) filed its notice of appeal from the February 15, 2012 judgment entered in this case by the Superior Court in favor of Defendants-Respondents Hynix Semiconductor Inc., Hynix Semiconductor America Inc., Micron Technology, Inc., and Micron Semiconductor Products, Inc.;

WHEREAS, the record in this appeal was filed in this Court on July 10, 2012;

WHEREAS, Rambus has reached a settlement agreement with Hynix Semiconductor Inc. and Hynix Semiconductor America Inc. regarding the causes of action brought by Rambus against Hynix Semiconductor Inc. and Hynix Semiconductor America Inc. in this case;

WHEREAS, Rambus has not reached a settlement agreement with the remaining Defendants-Respondents, Micron Technology, Inc. and Micron Semiconductor Products, Inc., and has not resolved its causes of action against those parties, and therefore intends to continue to litigate with respect to those parties all factual and legal disputes presented in the appeal;

WHEREAS, pursuant to California Rules of Court, rule 8.244(a)(1), Rambus filed its Notice of Settlement With Respondents Hynix Semiconductor Inc. and Hynix Semiconductor America Inc. in this Court on               ;

NOW THEREFORE, pursuant to California Rules of Court, rule 8.244(a)(3) and rule 8.244(c)(1), the undersigned parties hereby stipulate that the appeal filed on April 2, 2012 in the above entitled action should be dismissed solely as to Respondents Hynix Semiconductor Inc. and Hynix Semiconductor America Inc.

Rambus shall not be entitled to recover costs on appeal from Hynix Semiconductor Inc. or Hynix Semiconductor America Inc.; Hynix Semiconductor Inc. and Hynix Semiconductor America Inc. shall not be entitled to recover costs on appeal from Rambus.

The remaining Defendants-Respondents, Micron Technology, Inc. and Micron Semiconductor Products, Inc., are not parties to this stipulation, and this stipulation shall be without prejudice to Rambus continuing to litigate its causes of action against Micron Technology, Inc. and Micron Semiconductor Products, Inc., including litigating with respect to those parties all factual and legal disputes presented in the appeal.

Because the appeal remains pending as to Micron Technology, Inc. and Micron Semiconductor Products, Inc., the remittitur should not issue as to Micron Technology, Inc. or Micron Semiconductor Products, Inc. until this Court’s decision is final with respect to those parties.

DATED: June , 2013	MUNGER, TOLLES & OLSON LLP
STEVEN M. PERRY
BART H. WILLIAMS
SEAN ESKOVITZ
FRED A. ROWLEY, JR.

By:
STEVEN M. PERRY

Attorneys for Plaintiff and Appellant
RAMBUS INC.

DATED: June , 2013	O’MELVENY & MYERS, LLP
CHARLES LIFLAND

By:
CHARLES LIFLAND

Attorneys for Defendants and Respondents
HYNIX SEMICONDUCTOR, INC. and HYNIX SEMICONDUCTOR AMERICA, INC.

EXHIBIT C

[***]

In consideration of all the terms of this Settlement Agreement, and in order to induce SK hynix to enter into this Settlement Agreement, and to permit SK hynix to fully comply with [***] under that [***] between [***] and their respective successors and assigns [***] relating to the [***] the Parties agree as follows. For purposes of this provision, [***] means all of [***] including for any [***], if any, and for [***] in the [***] for which the [***] in the [***] could be [***].

(a)                                 Subject to subparagraph (d) below, [***] hereby irrevocably releases, acquits and forever discharges [***] to the extent that any [***] based in whole or in part on the [***] is ever included in a [***] after exhaustion of all [***], in the [***].

(b)                                 Subject to subparagraph (d) below,  this [***] and [***] expressly includes the complete [***] of any [***] of any [***] of any [***], after exhaustion of all [***] based in whole or in part on the [***], and [***] will take, or refrain from taking, any and all actions necessary such that it does not [***] against [***] in the [***] after exhaustion of all [***] based in whole or in part on the [***].

(c)                                  [***] has not provided a copy of the [***] or any portion of the [***], to [***] and has not permitted [***] to review the [***] or any portion of it.

(d)                                 [***] confirms, to its present knowledge and good faith belief, that it is obligated by the [***] to obtain the [***] contained in [***].

(e)                                  [***] agrees that however the [***] may be interpreted, applied or enforced in any future proceedings, the [***] in [***] shall remain fully effective and enforceable.

(f)                                   It is the express intent of the Parties that, upon execution of this Agreement, under no circumstance shall [***] on or in connection with any future [***] in the [***], after exhaustion of all [***], based in whole or in part on the [***].